SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 06/30/2004
FILE NUMBER 811-1540
SERIES NO.: 15

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $  10,538
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $   3,521
              Class C Shares                 $   1,228
              Class R Shares                 $      32
              Class I Shares                 $       0

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.2130
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.1220
              Class C Shares                 $000.1220
              Class R Shares                 $000.1840
              Class I Shares                 $000.2560

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    47,121
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                    27,755
              Class C Shares                     9,705
              Class R Shares                       184
              Class I Shares                         1

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 24.59
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 24.54
              Class C Shares                   $ 24.58
              Class R Shares                   $ 24.62
              Class I Shares                   $ 24.60